Exhibit 12(b)

We, Amy Domini Thornton, President, and Carole M. Laible, Treasurer, of Domini Social Investment Trust, certify that:

1.	This report on Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this report on Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Domini Social Investment Trust.

Date: October 6, 2016

/s/ Amy Domini Thornton
President (Chief Executive Officer)
Domini Social Investment Trust

Date: October 6, 2016

/s/ Carole M. Laible
Treasurer (Chief Financial Officer)
Domini Social Investment Trust